UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐     Definitive Proxy Statement
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NOBLE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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NOBLE CORPORATION
Dorfstrasse 19A
6340 Baar
Zug, Switzerland
INVITATION TO EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
To Be Held On October 29, 2009
To the Shareholders of Noble Corporation:
The extraordinary general meeting of shareholders of Noble Corporation, a Swiss corporation (the “Company”), will be held on Thursday, October 29, 2009, at 8:30 a.m., local time, at The St. Regis Singapore, 29 Tanglin Road, Singapore 247911, Singapore.
1.	Agenda Items and Proposals of the Board of Directors
1.1	Election of Directors

The Board of Directors proposes that Gordon T. Hall be elected as a director for a term that will expire in 2010, and that Jon A. Marshall be elected as a director for a term that will expire in 2011.

1.2	Approval of the amendment and restatement of the Noble Corporation 1991 Stock Option and Restricted Stock Plan effective as of October 29, 2009 (the “Amended and Restated 1991 Plan”).

The Board of Directors proposes that the shareholders approve the Amended and Restated 1991 Plan which, among other things:
•	increases the number of shares that can be issued under the plan from 41,400,000 shares to 45,100,000 shares (subject to additional limits on certain types of awards described in the proxy statement relating to the extraordinary general meeting under “Summary of the Amended and Restated 1991 Plan — Available Shares and Limits”);

•	provides for the resumption of the granting of incentive stock options;

•	adds restricted stock units and cash awards as types of awards available under the plan; and

•	establishes performance criteria and makes other changes designed to provide for the payment of qualified performance-based compensation within the meaning of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended.
2.	Organizational Matters
2.1	Proxy Materials and Voting Rights

A copy of the proxy materials, including a proxy card, has been sent to each shareholder registered in the Company’s share register as of the close of business, Eastern time, on September 4, 2009. Any additional shareholders who are registered with voting rights in the Company’s share register as of the close of business, Eastern time, on October 12, 2009 or who notify the Company’s Corporate Secretary in writing (mail to Noble Corporation, Attention: Corporate Secretary, Dorfstrasse 19A, 6340 Baar, Zug, Switzerland) of their acquisition of shares by such time will receive a copy of the proxy materials after October 12, 2009. Shareholders who are not registered in the Company’s share register as of the close of business, Eastern time, on October 12, 2009 or who have not notified the Company’s Corporate Secretary in writing of their acquisition of shares by such time will not be entitled to attend, vote or grant proxies to vote at, the extraordinary general meeting. No shareholder will be entered in or removed from the Company’s share register as a shareholder with voting rights between the close of business, Eastern time, on October 12, 2009 and the opening of business, Eastern time, on the day following the extraordinary general meeting.

Computershare Trust Company, N.A., as agent, which maintains the Company’s share register, will, however, continue to register transfers of Noble Corporation shares in the share register in its capacity as transfer agent during this period.

Shareholders who are registered with voting rights in the Company’s share register as of the close of business, Eastern time, on October 12, 2009 or who have notified the Company’s Corporate Secretary in writing of their acquisition of shares by such time (and who have had their notice properly accepted by the Corporate Secretary) have the right to attend the extraordinary general meeting and vote their shares, or may grant a proxy to vote on each of the proposals in this invitation and any other matter properly presented at the meeting for consideration to either the Company or the independent representative, Ms. Gemma Tuohey, Deacons, by marking the proxy card appropriately, executing it in the space provided, dating it and returning it prior to the close of business, Eastern time, on October 27, 2009 either to:

Noble Corporation c/o The Altman Group PO Box 268 Lyndhurst, NJ 07071-9902

or, if granting a proxy to the independent representative:

Ms. Gemma Tuohey c/o Deacons #33-01/02 Suntec Tower Four 6 Temasek Boulevard Singapore 038986 Singapore

Shares of holders who are registered with voting rights in the Company’s register as of the close of business, Eastern time, on October 12, 2009 or who have notified the Company’s Corporate Secretary in writing of their acquisition of shares by such time (and who have had their notice properly accepted by the Corporate Secretary) and who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. The Company or the independent representative, as applicable, will vote shares of holders with voting rights who have timely submitted a properly executed proxy card and have not specifically indicated their votes (irrespective of whether a proxy has been granted to the Company or the independent representative) in the manner recommended by the Board of Directors.

If any other matters are properly presented at the extraordinary general meeting for consideration, the Company and the independent representative, as applicable, will vote on these matters in the manner recommended by the Board of Directors.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee when voting their shares. Shareholders who hold their shares in the name of a bank, broker or other nominee and wish to vote in person at the meeting must obtain a valid proxy from the organization that holds their shares.

We may accept a proxy by any form of communication permitted by Swiss law and our Articles of Association.

Please note that shareholders attending the extraordinary general meeting in person or by proxy are required to show their proxy card and proper identification on the day of the extraordinary general meeting. In order to determine attendance correctly, any shareholder leaving the extraordinary general meeting early or temporarily is requested to present such shareholder’s proxy card and proper identification upon exit.

2.2	Proxy Holders of Deposited Shares

Institutions subject to the Swiss Federal Law on Banks and Savings Banks as well as professional asset managers who hold proxies for beneficial owners who did not grant proxies to the Company or the independent representative are kindly asked to inform the Company of the number and par value of the shares they represent as soon as possible, but no later than October 29, 2009, 7:30 a.m., Singapore time, at the admission desk for the extraordinary general meeting.

Your vote is important. All shareholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by completing, signing, dating and mailing proxy or voting instruction card.

By	Order of the Board of Directors

Julie J. Robertson
Secretary
Baar, Switzerland
September 21, 2009